UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

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DXP Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DXP ENTERPRISES, INC.
7272 Pinemont
Houston, Texas 77040
713/996-4700

May 6, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of DXP Enterprises, Inc. to be held at 9:00 a.m., Central Daylight Time, on Friday, June 18, 2010 at our offices, 7272 Pinemont, Houston, Texas 77040.

This year you will be asked to consider a proposal concerning the election of directors.  This matter is explained more fully in the attached proxy statement, which you are encouraged to read.

The Board of Directors recommends that you approve the proposal and urges you to return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting.

Thank you for your cooperation.

Sincerely,

David R. Little
Chairman of the Board,
President and Chief Executive Officer

DXP ENTERPRISES, INC.
7272 Pinemont
Houston, Texas 77040

Notice of Annual Meeting of Shareholders to be Held June 18, 2010

The Annual Meeting of the Shareholders of DXP Enterprises, Inc., a Texas corporation, will be held on Friday, June 18, 2010, at 9:00 a.m., Central Daylight Time, at the DXP Enterprises, Inc. offices at 7272 Pinemont, Houston, Texas 77040, for the following purposes:

(1)	To elect four directors to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified; and

 (2)  To transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Common Stock, Series A Preferred Stock and Series B Preferred Stock at the close of business on April 20, 2010, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Mac McConnell, Secretary

May 6, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
June 18, 2010

DXP’s Proxy Statement and Annual Report on Form 10-K are available at http://materials.proxyvote.com/233377.

DXP ENTERPRISES, INC.
Proxy Statement
For Annual Meeting of Shareholders
to be Held June 18, 2010

This Proxy Statement is furnished to the shareholders of DXP Enterprises, Inc. (the “Company” or “DXP”), 7272 Pinemont, Houston, Texas 77040 (Tel. No. 713/996-4700), in connection with the solicitation by the Board of Directors of DXP (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders to be held on Friday, June 18, 2010, at 9:00 a.m., Central Daylight Time, at DXP’s offices, 7272 Pinemont, Houston, Texas 77040, or any adjournment thereof.

Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein, unless revoked in the manner provided below.  The Board recommends a vote “FOR” the nominees for director listed in the proxy statement and the accompanying proxy card.  If a shareholder does not specify otherwise in the proxy, the shares represented by his or her proxy will be voted as recommended by the Board.  The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Corporate Secretary at 7272 Pinemont, Houston, Texas 77040 at or prior to the meeting.  This Proxy Statement and accompanying form of proxy are being mailed on or about April 30, 2010 to shareholders of record on April 20, 2010 (the “Record Date”).

At the close of business on the Record Date there were outstanding and entitled to vote 13,687,189 shares of Common Stock, par value $0.01 per share (the “Common Stock”), 1,122 shares of Series A Preferred Stock, par value $1.00 per share (the “Series A Preferred Stock”), and 15,000 shares of Series B Preferred Stock, par value $1.00 per share (the “Series B Preferred Stock”), and only the holders of record on the Record Date are entitled to vote at the meeting.

The holders of record of Common Stock on the Record Date will be entitled to one vote per share on each matter presented to such holders at the meeting. The holders of record of Series A Preferred Stock and Series B Preferred Stock on the Record Date will be entitled to one-tenth of one vote per share on each matter presented to such holders at the meeting voting together with the holders of Common Stock as a single class. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class, held by shareholders present in person or represented by proxy, including shares held by shareholders that abstain or do not vote with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum is present at the meeting.

If a broker does not have discretionary voting authority to vote shares for which it is the holder of record with respect to a particular matter at the meeting, the broker cannot vote the shares, although they will be counted in determining whether a quorum is present.  Accordingly, these broker non-votes and any abstentions would not be treated as a vote for or against a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter.

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class and entitled to vote at the meeting is required for the election of directors.  The affirmative vote of the holders of shares representing at least a majority of the votes cast by the holders of our Common Stock, Series A Preferred Stock and Series B Preferred Stock voting together as a class and entitled to vote at the meeting is required for the approval of any other matters to be voted upon at the meeting.

MATTERS TO COME BEFORE THE MEETING

Proposal 1:  Election of Directors

The holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, are entitled to vote with respect to each of the four nominees for election to the Board.  All directors hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

It is the intention of the persons named in the proxies for the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Management of DXP does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by the Board. In accordance with DXP’s Bylaws and Texas law, a shareholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes of the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class, present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors.

The persons listed below have been nominated for election to fill the four director positions to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

NOMINEE	AGE	POSITION	SINCE
David R. Little	57	Chairman of the Board, President and Chief Executive Officer	1996
Cletus Davis	80	Director	1996
Kenneth H. Miller	70	Director	1996
Timothy P. Halter	43	Director	2001

Information Regarding Nominees and Directors

Background of Nominees for Director

David R. Little.  Mr. Little has served as Chairman of the Board, President and Chief Executive Officer of DXP since its organization in 1996 and also has held these positions with SEPCO Industries, Inc., a wholly owned subsidiary of, and predecessor to, the Company (“SEPCO”), since he acquired a controlling interest in SEPCO in 1986. Mr. Little has been employed by SEPCO since 1975 in various capacities, including Staff Accountant, Controller, Vice President/Finance and President.  Mr. Little gives our Board insight and in-depth knowledge of our industry and our specific operations and strategies.  He also provides leadership skills and knowledge of our local community and business environment, which he has gained through his long career with DXP and its predecessor companies.

Cletus Davis.  Mr. Davis has served as a Director of DXP since 1996. Mr. Davis is an attorney practicing in the areas of commercial real estate, banking, corporate, estate planning and general litigation and is also a trained mediator. Since March 1992, Mr. Davis has practiced law with the law firm of Cletus Davis, P.C.  Mr. Davis brings to our Board a diverse business background, financial experience, and experience analyzing risk.

Kenneth H. Miller.  Mr. Miller has served as a Director of DXP since 1996. Mr. Miller also served as a Director of SEPCO from April 1989 to 1996. Mr. Miller is a Certified Public Accountant and has been a solo practitioner since 1983.  Through his years as an agent for the Federal Bureau of Investigation, forensic account and expert witness, Mr. Miller brings to our Board extensive financial experience and experience analyzing risk.

Timothy P. Halter.  Mr. Halter has served as a Director of DXP since July 2001.  Mr. Halter is the Chairman and Chief Executive Officer of Halter Financial Group, Inc., a position he has held since 1995.     Halter Financial Group is a Dallas, Texas based consulting firm specializing in the areas of mergers, acquisitions and corporate finance.     From February 2004 through

July 2005.  Mr. Halter served as the sole officer and director of Donar Enterprises, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From November 2004 through June 2007, Mr. Halter served as the sole officer and director of BTHC VI, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.   From November 2004 through July 2007, Mr. Halter served as the sole officer and director of BTHC VII, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From May 2005 through October 2005, Mr. Halter served as the sole officer and director of TS Electronics Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From November 2005 through December 2005, Mr. Halter served as the sole officer and director of Las Vegas Resorts Corporation, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From October 2005 through March 2008, Mr. Halter served as the sole officer and director of Nevstar Corporation, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations.  From December 2005 through June 2006, Mr. Halter served as the sole officer and director of MGCC Investment Strategies, Inc., which was listed on the over-the-counter bulletin board and was not conducting business operations. From May 2006 through March 2007, Mr. Halter served as President of Robcor Properties, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From June 2006 through February 2007, Mr. Halter served as President of Concept Ventures Corporation., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From April 2007 through May 2007, Mr. Halter served as President of Millennium Quest, Inc., a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From January 2007 through April 2007, Mr. Halter served as President of Point Acquisition Corporation, a public company which was listed on the over-the-counter bulletin board and was not conducting business operations. From June 2007 through December 2008, Mr. Halter served as Chairman and Director of HFG Holdings, Inc. a Canadian public company listed on the Toronto Venture Exchange.  In March 2007, Mr. Halter became the sole officer and director of Marketing Acquisition Corporation, which is listed on the over-the-counter bulletin board and is not currently conducting business operations. During November 2004, Mr. Halter became the sole officer and director of BTHC VIII, Inc., BTHC X, Inc., BTHC XIV, Inc. and BTHC XV, Inc.  Each of these companies is obligated to file periodic reports with the SEC, is listed on the over-the-counter bulletin board and is not currently conducting business operations.  In September 2009, Mr. Halter became the president and principal shareholder of SMSA Gainesville Acquisition Corp and SMSA Crane Acquisition Corp, both of which are registered under Section 12 of the Securities Exchange Act of 1934, but are not eligible to trade. Mr. Halter brings the Board extensive knowledge in the area of corporate finance.

Corporate Governance and Other Board Matters

DXP is committed to having sound corporate governance principles.  Having such principles is essential to running DXP’s business efficiently and maintaining DXP’s integrity in the marketplace.

Code of Ethics

DXP has adopted a code of business conduct and ethics for directors, officers (including DXP’s principal executive officer, principal financial officer and controller) and employees, known as the Business Ethics Policy.  The Business Ethics Policy is available on DXP’s website at http://www.DXPE.com.  DXP intends to post amendments to or waivers (to the extent applicable to DXP’s principal executive officer, principal financial officer or controller, or persons performing similar functions), if any, from its Business Ethics Policy at the same location on the DXP website.

Board Independence

The Board has determined that each of the current directors standing for re-election, except David R. Little, the Chairman of the Board and Chief Executive Officer, has no material relationship with DXP (either directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ  listing  standards.   The Board had previously determined that Charles R. Strader,  who resigned his position as a director on April 8, 2010,  was not “independent” within  the requirements of the NASDAQ listing standards.  Furthermore, the Board has determined that each of the members of each of the committees of theBoard of Directors has no material relationship with DXP (directly or as a partner, shareholder or officer of an organization that has a relationship with DXP) and is “independent” within the requirements of the NASDAQ listing standards.

Board Structure and Committee Composition

The Board does not have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.  The directors serving on the Board possess considerable professional and industry experience and a unique knowledge of the challenges and opportunities that DXP faces.  As such, the Board believes that it is in the best position to evaluate the needs of DXP and to determine how best to organize DXP’s leadership structure to meet those needs.  The Board believes that the most effective leadership structure for DXP at the present time is for Mr. Little to serve as both Chairman of the Board and Chief Executive Officer.

This model has succeeded because it makes clear that the Chairman of the Board and Chief Executive Officer is responsible for managing our business, under the oversight and review of our Board.  This structure also enables our Chief Executive Officer to act as a bridge between management and the Board, helping both to act with a common purpose.  Mr. Little has been our Chairman of the Board and Chief Executive Officer since DXP’s organization in 1996 and has been with DXP and its predecessor companies for over 34 years.

The Board believes that there is already substantial independent oversight of DXP’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•	We have a majority of independent directors: Three out of the four directors meet the criteria for independence required by NASDAQ; and only Mr. Little is deemed not to be independent.

•
All committees are composed solely of independent directors:  Our Audit, Compensation and Nominating and Governance Committees are each composed solely of independent directors.  Each of our independent directors serves on each of the committees.

•
Non-employee directors meet regularly:  Our non-employee directors typically meet in executive session without our employee director (Mr. Little) at each regularly scheduled Board meeting.  Our non-employee directors held four executive sessions during the year ended December 31, 2009.

The Board has established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. During the fiscal year ended December 31, 2009, the Board met four times, the Compensation Committee met four times, the Nominating and Governance Committee met four times and the Audit Committee met four times. Each director attended all of the meetings of the Board and committees of which he is a member.  DXP does not have a policy regarding director attendance at Annual Meetings of DXP shareholders. One director attended the last Annual Meeting of shareholders.

Messrs. Davis, Miller and Halter are the members of the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee

DXP has an Audit Committee, which assists the Board in fulfilling its responsibilities for general oversight of the integrity of DXP’s financial statements, DXP’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of DXP’s independent auditors.  Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter; appoints, evaluates and determines the compensation of DXP’s independent auditors; reviews and approves the financial statements, the audit fee and the scope of the annual audit; reviews DXP’s disclosure controls and procedures, internal controls and corporate policies with respect to financial information; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on DXP’s  financial statements.   The Audit Committee works closely with management as well as DXP's independent auditors.   The Audit Committee

has the further responsibility of overseeing DXP’s Business Ethics Policy.  The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board has determined that Audit Committee member Kenneth H. Miller is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K, as adopted by the Securities and Exchange Commission, and is independent within the meaning of the NASDAQ listing standards. The report of the Audit Committee is included herein beginning on page 19.  A current copy of the charter of the Audit Committee is available on DXP’s website at http://www.DXPE.com.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of DXP’s executive officers and directors; produces an annual report on executive compensation for inclusion in DXP’s proxy statement; provides general oversight of equity compensation plans; and retains and approves the terms of the retention of any compensation consultants and other compensation experts.  Other specific duties and responsibilities of the Compensation Committee include:  reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving employment agreements for executive officers; approving and amending DXP’s incentive compensation for executive officers and stock compensation programs (subject to shareholder approval if required); recommending director compensation to the Board; monitoring director and executive stock ownership; and annually evaluating its charter.

A current copy of the charter for the Compensation Committee is available on DXP’s website at http://www.DXPE.com.

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to shareholder concerns regarding corporate governance.  Other specific duties and responsibilities of the Nominating and Governance Committee include:  annually assessing the size and composition of the Board; developing membership qualifications for Board committees; defining specific criteria for director independence; monitoring compliance with Board and Board committee membership criteria; coordinating and assisting management and the Board in recruiting new members to the Board; annually, and together with the Chairman of the Compensation Committee, evaluating the performance of the Chairman of the Board and Chief Executive Officer and presenting the results of the review to the Board and to the Chairman of the Board and Chief Executive Officer; reviewing and recommending proposed changes to DXP’s charter or bylaws and Board committee charters; recommending Board committee assignments; reviewing governance-related shareholder proposals and recommending Board responses; and conducting a preliminary review of director independence and the financial literacy and expertise of Audit Committee members.

A current copy of the charter for the Nominating and Governance Committee is available on DXP’s website at http://www.DXPE.com.

Board’s Role in Risk Oversight

Our Board receives regular reports from Mr. Little, our Chairman of the Board and Chief Executive Officer, and other members of our senior management who supervise various aspects of our business, including operations, finance, compliance, investor relations and safety and environmental matters, on risk management.

Consideration of Shareholder Nominations

The policy of the Nominating  and  Governance  Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.”  In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”  The Nominating and Governance Committee does not have a specific policy regarding diversity and believes that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experiences, knowledge, attributes and abilities that will allow the Board to fulfill its responsibilities. Any shareholder nominations proposed for consideration by the Nominating and Governance Committee in accordance with DXP’s Bylaws and the Nominating and Governance Committee Charter should include the nominee’s name and qualifications for board membership and should be addressed to:

Corporate Secretary
DXP Enterprises, Inc.
7272 Pinemont
Houston, TEXAS 77040

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with longstanding DXP values and standards. They should have broad experience at the policy-making level in business, government, education or public interest.  They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director.  The Nominating and Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee will consider various potential candidates for director.  Candidates may come to the attention of the Nominating and Governance Committee through current board members, professional search firms, shareholders or other persons.  These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.  The Nominating and Governance Committee will consider properly submitted shareholder nominations for candidates for the Board.  Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Governance Committee at a regularly scheduled meeting prior to the issuance of the proxy statement for DXP’s Annual Meeting.  If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Governance Committee.  In evaluating such nominations, the Nominating and Governance Committee will seek to achieve a balance of knowledge, experience and capability on the Board.

Executive Sessions

Executive sessions of non-management directors are held at least four times a year.  The sessions are scheduled and chaired by the Chair of the Audit Committee.  Any non-management director may request that an additional executive session be scheduled.

Communications with the Board

Shareholders may communicate with the Board by submitting an e-mail to the attention of the Board at hr@dxpe.com or by mailing correspondence to the Board of Directors c/o Human Resources, 7272 Pinemont, Houston, Texas 77040.  All such correspondence will be forwarded to the Board.  Communications that are intended specifically for non-management directors should be sent to the attention of the Audit Committee.  All such correspondence will be forwarded to the Chairman of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 20, 2010 with respect to (i) persons known to DXP to be beneficial holders of five percent or more of either the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (ii) named executive officers, directors and director nominees of DXP and (iii) all executive officers or directors of DXP as a group.  Unless otherwise indicated, the beneficial owners have sole voting and investment power, as applicable, over the shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock listed below.

NAME OF BENEFICIAL OWNER (1)	COMMON STOCK	%	SERIES A PREFERRED STOCK	%	SERIES B PREFERRED STOCK	%
David C. Vinson (2)	3,037,347	20.9%			15,000	100.0%
David R. Little (3)	2,030,526	14.8%
Mac McConnell	280,770	2.1%
Timothy P. Halter, Director (4)	69,668	*
Cletus Davis, Director (4)	28,874	*
Kenneth H. Miller, Director (4)	8,927	*
John Jeffery	10,969	*
All executive officers, directors and Nominees as a group (7 persons) (5)	5,467,191	37.3%			15,000	100.0%
FMR LLC 82 Devonshire Street Boston, MA 02109 (6)	1,939,369	14.2%
Donald E. Tefertiller (7)			374	33.3%
Norman O. Schenk (7)			374	33.3%
Charles E. Jacob (7)			187	16.7%
Ernest E. Herbert (7)			187	16.7%
*Less than 1%

(1)
Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person (but not those held by any other person) and that are exercisable or convertible within 60 days of April 20, 2010 have been exercised or converted.  The business address for all listed beneficial owners is 7272 Pinemont, Houston, Texas 77040, unless otherwise noted.

(2)
Includes 2,182,860 shares of Common Stock and the 840,000 shares of Common Stock issuable upon conversion of the 15,000 shares of Series B Preferred Stock owned by the Kacey Joyce, Andrea Rae and Nicholas David Little 1988 Trusts (the “Trusts”) for which Mr. Vinson serves as trustee. Because of this relationship, Mr. Vinson may be deemed to be the beneficial owner of such shares. Also includes 2,400 shares of Common Stock that are restricted and subject to possible forfeiture.

(3)	Includes 76,923 shares of Common Stock that are restricted and subject to possible forfeiture.

(4)	Includes 6,836 shares of Common Stock that are restricted and subject to possible forfeiture until they vest on July 1, 2010.

(5)	See notes (1) through (4).

(6)
Based solely on a Schedule 13G filed on February 16, 2010, FMR LLC has sole voting power with respect to 1,467,255 of these shares and sole dispositive power with respect to all of these shares.  Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 313,415 shares or 2.423% of the outstanding Common Stock.  Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity, and the funds each have sole power to dispose of the 313,415 shares owned by the funds.    Members of the family of Edward C. Johnson 3rd are the predominant owners, directly or through trusts, of Series B voting common shares of

FMR LLC, representing 49% of the voting power of FMR LLC.  Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees.  Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.  Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 60,320 shares or 0.466% of the outstanding Common Stock   Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each have sole dispositive power over 60,320 shares and sole power to vote or to direct the voting of 60,320 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC.  Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,565,634 shares or 12.104% of the outstanding Common Stock as a result of its serving as investment manager of institutional accounts owning such shares.  Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each have sole dispositive power over 1,565,634 shares and sole power to vote or to direct the voting of 1,406,235 shares of Common Stock owned by the institutional accounts managed by PGATC .

(7)
The addresses for Donald Tefertilla, Norman O. Schenk and Charles Jacob are 4425 Congressional Drive, Corpus Christi Texas 78413, 4415 Waynesboro, Houston, Texas 77035, and P.O. Box 57, Kenner, Louisiana 70062, respectively.

EXECUTIVE OFFICERS

The following section sets forth the names and background of the executive officers.

Background of Executive Officers

NAME	POSITION	AGE
David R. Little	Chairman of the Board, President and Chief Executive Officer	58
Mac McConnell	Senior Vice President/Finance, Chief Financial Officer and Secretary	56
David C. Vinson	Senior Vice President/Innovative Pumping Solutions	59
John J. Jeffery	Senior Vice President/Sales and Marketing	42
Charles R. Strader	Senior Vice President/Strategic Initiatives	59

David R. Little.  For further information regarding the background of Mr. Little, see “Information Regarding Nominees and Directors – Background of Nominees for Director”.

Mac McConnell.  Mr. McConnell was elected Senior Vice President/Finance and Chief Financial Officer in September 2000.  From February 1998 until September 2000, Mr. McConnell served as Senior Vice President, Chief Financial Officer and a director of Transportation Components, Inc., a NYSE-listed distributor of truck parts.  From December 1992 to February 1998, he served as Chief Financial Officer of Sterling Electronics Corporation, a NYSE-listed electronics parts distributor, which was acquired by Marshall Industries, Inc. in 1998.  From 1990 to 1992, Mr. McConnell was Vice President-Finance of Interpak Holdings, Inc., a publicly-traded company involved in packaging and warehousing thermoplastic resins.  From 1976 to 1990, he served in various capacities, including as a partner, with Ernst & Young LLP.

David C. Vinson.  Mr. Vinson was elected Senior Vice President/Innovative Pumping Solutions in January 2006.  He served as Senior Vice President/Operations of DXP from October 2000 to December 2005.  From 1996 until October 2000, Mr. Vinson served as Vice President/Traffic, Logistics and Inventory.  Mr. Vinson has served in various capacities with DXP since his employment in 1981.

John J. Jeffery.  Mr. Jeffery was elected Senior Vice President of Sales and Marketing in January 2006.  Mr. Jeffery joined the Company 1991 when DXP acquired T. L. Walker.  He has served in various capacities with DXP since his employment, including sales representative, branch and area management, Vice President of Marketing, Sales Vice President for the Gulf Coast Region and Senior Vice President of Marketing.

Charles R. Strader.  Mr. Strader served as a Director of DXP from 2007 through April 8, 2010.  Mr. Strader was appointed to serve as Senior Vice President of Strategic Initiatives of DXP in February 2009.  From 2005 through February 2009, Mr. Strader served as Executive Vice President and Chief Financial and Administrative Officer of Precision Industries, Inc. (“Precision”), which was acquired by DXP in September 2007.  Mr. Strader had been employed in various capacities by Precision since 1997.  Mr. Strader served as President of Data Duplicating Corp in 1996, as Vice President of Operations for Garner Industries in 1994 and 1995, and as Chief Financial Officer for Gate City Steel Corp., a national distributor and fabricator of steel products and a wholly-owned subsidiary of Valmont Industries, Inc., from 1978 through 1993. Mr. Strader resigned from employment and as a Director of DXP effective April 8, 2010.

All officers of DXP hold office until the regular meeting of the board of directors following the Annual Meeting of Shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

Compensation Discussion and Analysis

The Compensation Committee is composed of Cletus Davis, Timothy Halter and Kenneth Miller. The purpose of the Compensation Committee is to review, approve and make recommendations to the Board on matters regarding the compensation of officers, directors, employees, consultants and agents of DXP and act as the administrative committee for any stock plans of DXP.  The Compensation Committee makes its compensation decisions based upon its own research and analysis, with input from the principal executive officer or chief executive officer other than with respect to his own compensation.  The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding from DXP for, compensation consultants, legal, accounting and other advisors as the Compensation Committee deems necessary to carry out its duties.

We have adopted a basic philosophy and practice of offering market competitive compensation that is designed to attract, retain and motivate a highly-qualified executive management team. With respect to our principal executive officer, principal financial officer and the other three most highly-compensated executive officers (collectively referred to as the “Named Executives”), this discussion describes our compensation philosophy and objectives, the methodologies used for establishing the compensation programs for the Named Executives and the policies and practices to administer such programs.

           Compensation Philosophy and Objectives

The Compensation Committee is comprised entirely of non-employee directors. In addition to offering market competitive compensation programs, we place significant emphasis on pay for results where the primary goal is to motivate executive management to achieve the business and strategic objectives that drive shareholder value. Our executive compensation programs have been designed to achieve the following objectives:

•	attract and retain talented and experienced executives by offering market competitive compensation;
•	encourage teamwork and support a pay-for-results policy; and
•	motivate key executives to achieve strategic business initiatives and to reward them for their achievements.

In pursuit of these objectives, the Compensation Committee believes that the compensation packages provided to the Named Executives should include both base salary and incentive compensation, with an emphasis on pay that is based on DXP’s performance.

Methodologies for Establishing Compensation

In determining the appropriate compensation levels for our chief executive officer, the Compensation Committee meets outside the presence of all our executive officers. With respect to the compensation levels of all other Named Executives, the Compensation Committee meets with our chief executive officer who makes recommendations to the committee regarding the compensation of the other Named Executives.

The Compensation Committee carefully considers the recommendations of the chief executive officer when making decisions on setting base salary and granting awards under the incentive bonus plan to other Named Executives.  The Compensation Committee similarly determines equity incentive awards for each Named Executive on a case by case basis. In making compensation determinations, the Compensation Committee acts on the recommendations of the chief executive officer, with modifications as deemed appropriate by the Compensation Committee, for Named Executives other than the chief executive officer. The Compensation Committee determines each element of compensation for the chief executive officer and the other Named Executives.

The allocation between cash and non-cash compensation for Named Executives is based on the Compensation Committee’s determination of the appropriate mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance. For the fiscal year ended December 31, 2009, the elements of the compensation mix included:

•	Base salary;
•	Incentive cash bonuses;
•	Equity based compensation; and
•	Broad-based benefits programs.

Base Salary

The Compensation Committee establishes the base salary of each Named Executive based on consideration of the individual’s performance and experience, company performance and internal equitable considerations to support teamwork.  The Compensation Committee considers the recommendations of our chief executive officer in determining the appropriate base salary levels for the Named Executives, other than the chief executive officer. The Compensation Committee considers the compensation of the chief executive officers of other comparable publicly-held companies in determining the appropriate base salary for our chief executive officer.  Although the Compensation Committee believes that competitive base salaries are necessary to attract and retain a highly-qualified executive team, it believes that a significant portion of executive compensation should be based on a pay-for-results model.

Incentive Cash Bonuses

Each of our Named Executives is eligible to receive an incentive cash bonus.  Under the terms of the employment agreement with our Chief Executive Officer, he is entitled to receive a bonus of 5% of our profit before tax income, which is determined and paid on a monthly basis.  The Compensation Committee can decide to pay all or a portion of this bonus in the form of restricted stock.  The determination of whether the bonus is to be paid in cash or shares of restricted stock is to be made prior to the date on which the amount of the bonus is determined. If shares of restricted stock will be issued, the number of shares is determined by dividing the portion of the bonus to be paid in restricted stock by the closing price of a share of our Common Stock on the last day of the month for which the bonus was earned, rounded up to the nearest whole share.  Mr. Little was paid $448,193 of the incentive bonus he earned during 2009 in the form of 38,470 shares of restricted stock.  The restricted stock awards vest one year after the date of the award.

Under the terms of the employment agreement with our principal financial officer, he is entitled to receive a bonus in cash of 0.75% of our profit before income tax, which is determined and paid on a monthly basis.

At the beginning of each year, our chief executive officer makes a recommendation to the Compensation Committee, which the Committee reviews and approves, regarding whether our other Named Executives will receive an incentive cash bonus and, if so, how the incentive cash bonus will be calculated.  Each incentive cash bonus is calculated by multiplying our profit before income tax, less a specified amount, by a specific percentage.    In 2009, the incentive cash bonus percentages for Messrs. Strader, Vinson and Jeffery were 0.75%, 1.0%, and 1.0%, respectively.  The specific amounts deducted from our profit before income tax for the calculation of incentive cash bonuses were $18 million, $14 million and $18 million, respectively. The incentive cash bonuses are determined and paid monthly.

Equity-Based Compensation

The Compensation Committee awards equity-based compensation to reward past performance and to retain our Named Executives by granting awards that vest over time.  On March 6, 2008, the Compensation Committee of the Board of Directors of DXP established an equity incentive program under which David R. Little can earn an award of up to $100,000 of restricted Common Stock under the 2005 Restricted Stock Plan each year for three years.  Under the program, the number of restricted shares, if any, awarded on March 31 of each year will be calculated by dividing the value of the award by the closing price of the Common Stock on March 31 of each year.  The value of each award will be determined based upon the increase of sales and net income for the preceding fiscal year.  If both sales and net income increase by 20% or more for the preceding fiscal year the value of the award will be $100,000.   An increase of less than 10% in sales and net income will result in an award of zero.  Growth of between 10% and 20% will result in an award between zero and $100,000 as determined on a straight line basis by a matrix of sales growth and net income growth.  The first award granted to Mr. Little under this program was a grant of 9,680 shares of restricted stock on March 31, 2009, which represented the full $100,000 award available, because sales increased 66% and net income increased 49% in 2008 from 2007.  This award vests in one-third increments over three years.  Mr. Little did not earn an award under this plan for 2009.

The Compensation Committee determines whether grants of equity-based compensation will be given to the other Named Executives each year based on the performance of the Company as a whole, the performance of the business unit for which the Named Executive is responsible and the contribution that the Named Executive made to the Company, together with a recommendation of our chief executive officer.  No equity-based compensation awards were made to the other Named Executives during 2009 based upon 2009 results. The equity-based compensation awarded to the Named Executives is determined by the Compensation Committee on a case-by-case basis.

Executive Employment Agreements

DXP entered into an employment agreement effective January 1, 2004, as amended, with Mr. Little.  The agreement is for an initial term of three years, renewable annually for a term to extend three years from such renewal date.  The agreement provides for compensation in a minimum amount of $448,000 per year, to be reviewed at least annually for possible increases, monthly bonuses equal to 5% of the profit before tax of DXP as shown on the books and records of DXP at the end of each month and other perquisites in accordance with DXP policy.  The aggregate of the monthly bonuses in any calendar year must not exceed twice his annual base salary.  In the event Mr. Little terminates his employment for “Good Reason” (as defined in the employment agreement), or is terminated by the Company for other than “Good Cause” (as defined in the employment agreement), Mr. Little would receive a cash lump-sum payment equal to the sum of (i) the base salary for the remainder of the employment period under the agreement, (ii) an amount equal to the sum of the most recent 12 months of bonus paid to him, (iii) two times the sum of his current annual base salary plus the total of the most recent 12 months of bonuses, (iv) all compensation previously deferred and any accrued interest thereon, and any accrued vacation pay not yet paid by the Company, and (v) continuation of benefits under the Company’s benefit plans for the current employment period.  Mr. Little is also entitled under the agreement to certain gross-up payments if an excise tax is imposed pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, which imposes an excise tax on certain severance payments in excess of three times an annualized compensation amount following certain changes in control or any payment of distribution made to him.  In the event of Mr. Little’s death while employed by DXP, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death.  On December 29, 2007, the Compensation Committee in accordance with the employment agreement approved an increase to the annual base salary for Mr. Little from $348,000 to $448,000 in connection with his performance.

DXP entered into an employment agreement effective as of October 1, 2000 with Mr. McConnell. The agreement is for a term of one year, renewable automatically for one-year terms. The agreement provides for (i) base salary in the minimum amount of $170,000 per year and (ii) other perquisites in accordance with DXP policy. Under the agreement Mr. McConnell is entitled to a monthly bonus of three quarters of one percent of the profit before tax of DXP, excluding sales of fixed assets and extraordinary items.  The aggregate of the bonuses in any one  year  may  not  exceed  twice  his annual  base salary. In  the event  Mr.  McConnell  terminates his employment for “Good Reason”  (as defined in the employment agreement), or is terminated by DXP for other than “Cause” (as defined in the employment agreement), he would receive (i) 12 monthly payments each equal to one month of his current base salary, (ii) a termination bonus equal to the previous four quarterly bonuses and (iii) any other payments due through the date of termination. In the event Mr. McConnell dies, becomes disabled or terminates the agreement with notice or the agreement is terminated by DXP for Cause, Mr. McConnell or Mr. McConnell’s estate, as applicable, would receive only the payments then due to him under the agreement through the date of termination.

Broad-Based Benefits Programs

Broad-based benefits, which are available to all employees, include health, dental, disability and life insurance, paid vacation time and company contributions to a 401(k) profit-sharing retirement plan. These benefits are provided in accordance with practices within the marketplace and, we believe, are a necessary element of compensation in attracting and retaining employees.

           Internal Revenue Code Section 162(m) Consideration

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year.  However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee designs certain components of executive compensation to ensure full deductibility.  The Compensation Committee believes, however, that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.  Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible and reserves the right to do so in the future in appropriate circumstances.

Administrative Policies and Practices

In administering the compensation programs of the Named Executives, the Compensation Committee meets at least four times a year in conjunction with regularly scheduled Board meetings. The Compensation Committee also meets telephonically to discuss special items (such as the payment of special bonuses). The Compensation Committee members regularly confer with our chief executive officer on matters regarding the compensation of the Named Executives, other than the chief executive officer, and other executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Members of the Compensation Committee

Kenneth H. Miller (Chair)
Cletus Davis
Timothy P. Halter

Summary Compensation Table

The following table shows the compensation paid by the Company and its subsidiaries for the years ended December 31, 2009, 2008 and 2007 to the Named Executives.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non qualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)(4)	Total ($)
David R. Little President and Chief Executive Officer	2009 2008 2007	448,000 444,154 348,000	- - -	448,193 99,994 822,800	- - -	262,624 896,000 696,000	- - -	51,551 57,712 59,705	1,210,368 1,497,860 1,926,505
Mac McConnell Senior VP and CFO	2009 2008 2007	170,000 170,000 170,000	- - -	- - -	- - -	106,623 317,135 216,735	- - -	9,286 8,703 9,286	285,909 495,838 395,217
John J. Jeffery Senior VP, Sales & Marketing	2009 2008 2007	140,000 140,000 140,000	- - -	- - -	- - -	7,525 222,847 208,980	- - -	12,077 13,088 11,181	159,602 375,935 360,161
David C. Vinson Senior VP, Innovative Pumping Solutions	2009 2008 2007	140,000 140,000 140,000	- - -	- - -	- - -	29,966 272,847 228,980	- - -	21,402 20,792 24,506	191,368 433,639 393,486
Charles R. Strader (3) Senior VP, Strategic Initiatives	2009	150,000	-	-	-	3,063	-	15,055	168,118

(1) The amounts shown in the Stock Awards column reflect the full grant date fair value of restricted stock units awarded in 2009, 2008 and 2007, respectively, computed in accordance with applicable accounting guidance, as required by new Securities and Exchange Commission regulations.   See also Note 10, Shareholders’ Equity, to our audited financial statements included in our annual report on form 10-K for the year ended December 31, 2009.  The stock award amount for Mr. Little for 2009 represents cash incentive bonus he earned in 2009 under DXP’s Executive Plan, which was paid in the form of restricted stock.   The stock award amount for Mr. Little for 2008 represents an award earned based upon 2008 performance under an equity incentive program for Mr. Little.  This 2008 award was the maximum award under the program.  Amounts shown for 2008 and 2007 have been recalculated in accordance with the new Securities and Exchange Commission regulations and, therefore, differ from previously reported amounts.

(2) Amounts disclosed under “Non-Equity Incentive Plan Compensation” represent bonuses earned during the indicated fiscal year based upon pre-tax income pursuant to DXP’s Executive Plan for services rendered in the indicated fiscal year.  Bonus amounts earned are determined and paid monthly. The 2009 amount for Mr. Little excludes $448,193 paid in the form of restricted stock.

(3) Mr. Strader resigned both as a director and officer of DXP, effective April 8, 2010.  Mr. Strader became an executive officer in February 2009.

(4) Amounts disclosed under “All Other Compensation” consist of the following:

ALL OTHER COMPENSATION
	David Little	Mac McConnell	John J. Jeffery	David Vinson	Charles R. Strader
Other compensation – 2009
401(K) match	$ 4,900	$ 4,900	$ 3,144	$ 3,844	$ 1,938

Perquisites
Personal use of company plane	29,639(*)
Personal use of company-owned auto		4,386	2,574		-
Car allowance	-		-	9,000	12,000
Country club dues	17,012	-	6,359	8,558	-
Company paid life insurance	-	-	-	-	1,117
	$51,551	$9,286	$12,077	$21,402	$15,055

 (*) Represents an estimate of the incremental cost of personal use of DXP aircraft.  DXP used a methodology that includes incremental cost such as aircraft fuel, landing and parking services, crew travel expenses, in-flight food and beverages and other expenses

OUTSTANDING EQUITY AWARDS

The following table sets forth certain information with respect to outstanding equity awards for the fiscal year ended December 31, 2009 to the Named Executives.

Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David R. Little	-	-	-	-	-	32,000(1) 9,680(2) 14,676(3) 20,659(4)	$418,240 $126,518 $191,815 $270,013	-	-
Mac McConnell	-	-	-	-	-	-	-	-	-
John J. Jeffery	-	-	-	-	-	-	-	-	-
David Vinson	-	-	-	-	-	2,400(5)	$ 31,386	-	-
Charles R. Strader	-	-	-	-	-	12,000(6)	$156,840	-	-

(1) These shares vest in eight equal installments commencing on October 22, 2010 and ending on October 24, 2017.
(2) These shares vest in three equal annual installments commencing on March 31, 2010 and ending on March 31, 2012.
(3) These shares vest on July 30, 2010.
(4) These shares vest on October 31, 2010.
(5) These shares vest in two equal annual installments commencing on October 25, 2010 and ending on September 10, 2011.
(6) These shares vest in three equal annual installments commencing on September 10, 2010 and ending on February 28, 2011.

Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our Common Stock at December 31, 2009, which was $13.07.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information with respect to option exercises and stock awards acquired on vesting during the fiscal year ended December 31, 2009 to the Named Executives.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Little	-	-	4,000	82,280
Mac McConnell	-	-	-	-
John J. Jeffery	-	-	-	-
David Vinson	-	-	1,200	17,286
Charles R. Strader	-	-	4,000	70,160

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2009 to the Named Executives.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum ($)
David Little	03/31/09 07/30/09 10/31/09 —	— — — —	— — — 896,000	— — — 896,000	— — — —	— — — —	— — — —	9,680 14,676 20,659 —	— — — —	— — — —	99,994 22,706 249,430 —
Mac McConnell	—	—	317,000	340,000	—	—	—	—	—	—	—
John J. Jeffery	—	—	223,000	No limit	—	—	—	—	—	—	—
David Vinson	—	—	273,000	No limit	—	—	—	—	—	—	—
Charles Strader	—	—	182,000	No limit	—	—	—	—	—	—	—

(1) We award cash bonuses pursuant to our Executive Plan. The Executive Plan provides for the payment of monthly cash bonuses based upon pre-tax income. The actual amount    paid to each of the Named Executives for fiscal year ended December 31, 2009 is set forth in the Summary Compensation Table under the column Non-Equity Incentive Plan Compensation.
(2) Represents the full grant date fair value of each award.

POTENTIAL PAYMENTS UPON TERMINATION

None of our Named Executives, other than Mr. Little and Mr. McConnell, is entitled to any payments from the Company in the event his employment by the Company terminates as a result of death or disability, or as the result of the voluntary or involuntary termination of his employment.

Mr. Little is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his voluntary termination other than for “Good Reason” (as defined in his employment agreement) or his involuntary termination by the Company for “Good Cause” (as defined in his employment agreement).  In the event that the Company had terminated Mr. Little’s employment without “Good Cause” or he had voluntarily terminated with “Good Reason” on December 31, 2009, Mr. Little would have been entitled to a lump-sum severance payment of $5,083,268 and continuation of healthcare benefits having a value of $30,375, for a total value of $5,113,643.  In the event of Mr. Little’s death, his estate will receive Mr. Little’s base salary in equal bi-weekly installments for a period of twenty-four months after the month of his death.  In the event Mr. Little had died on December 31, 2009, his family would have been entitled to payments totaling $896,000.

Mr. McConnell is not entitled to any payments from the Company in the event his employment by the Company terminates as a result of his death or disability or as the result of his voluntary termination other than for “Good Reason” (as defined in his employment agreement) or his involuntary termination by the Company for “Good Cause” (as defined in his employment agreement).  In the event that the Company had terminated Mr. McConnell’s employment without “Good Cause” or he had voluntarily terminated with “Good Reason” on December 31, 2009, Mr. McConnell would have been entitled to a lump sum severance payment of $106,623 and twenty-six bi-weekly payments totaling $170,000.

Compensation of Directors

Director’s Fees. Each of our independent directors receives a fee of $2,000 for each quarterly board meeting.  Our directors who are our employees or otherwise are not independent do not receive any compensation for attending board or committee meetings.

Restricted Stock. In addition to the compensation set forth above, each non-employee director receives restricted stock granted under our 2005 Restricted Stock Plan. The number of whole shares granted each July 1 is calculated by dividing $75,000 by the closing price of the Common Stock on such July 1.  The fair value of restricted stock awards is measured based upon the closing prices of DXP’s Common Stock on the grant dates and is recognized as compensation expense over the vesting period of the awards.

On July 1, 2009, each non-employee director received 6,836 shares of restricted stock.  The shares of restricted stock vest on the anniversary of the date of grant.

The table below summarizes the compensation paid by the Company to our Directors, other than Mr. Little and Mr. Strader, for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cletus Davis	$8,000	$74,991	-	-	-	-	$82,991
Timothy Halter	$8,000	$74,991	-	-	-	-	$82,991
Kenneth Miller	$8,000	$74,991	-	-	-	-	$82,991
(1) Reflects the full grant date fair value of the 2009 restricted stock awards to our non-employee directors, computed in accordance with applicable accounting guidance, as required by new Securities and Exchange Commission regulations.  The grant date fair value of each 2009 award was $74,991, based on the closing price of our common stock on the grant date.  See also Note 10, Shareholders’ Equity, to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2009.  As of December 31, 2009, there were 20,508 shares of restricted stock outstanding under our 2008 Restricted Stock Plan for non-employee directors, which reflects the 6,836 restricted shares granted to each of our 3 non-employee directors who were eligible for an award under the plan on July 1, 2009.

Benefit Plans

Restricted Stock Plan

The DXP Enterprises, Inc., Restricted Stock Plan (“Restricted Stock Plan”) was approved by shareholders on July 15, 2005.  The Restricted Stock Plan authorizes the grant of up to an aggregate of 600,000 shares of Common Stock in the form of restricted stock awards as well as other awards.  Employees, directors and consultants of DXP are eligible to participate in the Restricted Stock Plan.  The Restricted Stock Plan provides that on each July 1 during the term of the plan, each non-employee director of DXP will be granted the number of whole shares of restricted stock determined by dividing $75,000 by the fair market value of a share of Common Stock on such July 1.  If there is a change of control of DXP (as defined by the Restricted Stock Plan) all equity awards fully vest.  The Restricted Stock Plan is administered by the Compensation Committee.

Non-Employee Director Stock Option Plan

The Board adopted the Non-Employee Director Stock Option Plan on April 19, 1999, which was approved by the shareholders on June 8, 1999. The Non-Employee Director Stock Option Plan, as amended, provided for (i) the grant of options to purchase 10,000 shares of Common Stock to any new non-employee director on the date of his or her election and (ii) the automatic annual grant on May 15 of options to purchase 20,000 shares of Common Stock to non-employee directors. Under the terms of the Non-Employee Director Stock Option Plan, the exercise price of each option was the closing sale price of the Common Stock on the date of the grant. No future grants of awards will be made under the Non-Employee Director Stock Option Plan.

Certain Relationships and Related Transactions

Mr. Vinson, Senior Vice President/Innovative Pumping Solutions, is the trustee of three trusts for the benefit of Mr. Little’s children, each of which holds 727,620 shares of Common Stock and 5,000 shares of Series B Preferred Stock. Mr. Vinson exercises sole voting and investment power over the shares held by such trusts.

The Company employs two people who work for David Little maintaining real estate owned by Mr. Little.  Mr. Little reimbursed the Company for the cost of these employees including salaries, payroll taxes, 401(k) matching and health insurance at the COBRA rate. The cost to Mr. Little of these two employees during 2009 was $92,481.

The Company leases hunting facilities from David Little for $120,000 per year.  The Company employs two people who work for Mr. Little at the hunting facility.  The cost of these employees, including salaries, payroll taxes,  health insurance at the COBRA rate, vehicles, fuel and supplies, was $119,375 for 2009.  These costs were netted against the rent paid to Mr. Little.

DXP’s Business Ethics policy requires that conflicts of interest in any form be avoided.  The Board has adopted written policies and procedures, to be applied by the Audit Committee of the Board, for review, approval or ratification of any transactions with related persons.  Those policies and procedures apply to any proposed transactions in which DXP is a participant, the amount involved exceeds $120,000 and any director, executive officer or significant shareholder or any immediate family member of such a person has a direct or material indirect interest.  The policy requires that any such proposed transaction be reviewed by the Audit Committee of the Board of Directors to determine, among other things, the benefits of the transaction to DXP, the availability of other sources of comparable products or services and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee works closely with management, as well as with DXP’s independent auditors.  The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2009 with management.  The Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight board in Rule 3200T.  The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on its discussions with management and with the Company’s independent auditors and on its own review of the Company’s financial statements, the Audit Committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

Members of the Audit Committee
Cletus Davis
Kenneth M. Miller
Timothy P. Halter

PRINCIPAL AUDITOR FEES AND SERVICES

Hein & Associates LLP (“Hein”) served as independent auditors for the fiscal year ended December 31, 2009.  Hein has been engaged by the Audit Committee to review DXP’s unaudited interim financial information before DXP files its Quarterly Reports on Forms 10-Q during 2010.  Representatives of Hein are expected to be present at the Annual Meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table shows the fees incurred by DXP for the audit and other services provided by Hein for 2009 and 2008.

	2009	2008
Audit Fees (1)	$506,844	$515,342
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$506,844	$515,342
(1)Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

The Audit Committee considers the provision of services by Hein, if any, not related to the audit of DXP’s financial statements and the review of DXP’s interim financial statements when evaluating Hein’s independence.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by DXP’s independent auditors and associated fees up to a maximum amount for any one non-audit service of $10,000, provided that the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires DXP’s officers, directors and persons who own more than 10% of a registered class of DXP equity securities to file statements on Form 3, Form 4 and Form 5 with the Securities and Exchange Commission regarding ownership. Officers, directors and greater than 10% stockholders are required by Section 16(a) to furnish us, with copies of all Section 16(a) reports which they file. Based solely on a review of copies of such reports furnished to us all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2009 with the exception of the following persons: (a) Kenneth Miller, who sold 3,702 shares on October 22, 2009 and reported the transaction on Form 5 on January 22, 2010 and who was awarded 6,836 shares of restricted stock on July 1, 2009 and reported the transaction on Form 4 on July 13, 2009; (b) Cletus Davis, who was awarded 6,836 shares of restricted stock on July 1, 2009 and reported the transaction on Form 4 on July 13, 2009, who gifted 2,000 shares on September 10, 2009 and reported the transaction on Form 5 on January 22, 2010 and who sold 100 shares on September 10, 2009 and reported the transaction on Form 4 on September 17, 2009; (c) Timothy Halter, who was awarded 6,836 shares of restricted stock on July 1, 2009 and reported the transaction on Form 4 on July 13, 2009; (d) David Little, who was awarded 20,659 shares of restricted stock on October 31, 2009 and reported the transaction on Form 5 on February 1, 2010 and who gifted 4,000 shares on December 23, 2009 and reported the transaction n Form 5 on  February 1, 2010.

PROPOSALS FOR NEXT ANNUAL MEETING

Any proposals of shareholders intended to be included in DXP’s proxy statement for the 2011 Annual Meeting of Shareholders must be received by DXP at its principal executive offices, 7272 Pinemont, Houston, Texas 77040, no later than December 31, 2010, in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposals submitted after December 31, 2010 will be considered untimely.

For any proposal of a shareholder intended to be presented at the 2011 Annual Meeting of Shareholders but not included in DXP’s proxy statement for such meeting, the shareholder must provide notice to DXP of the proposal no later than March 15, 2011.  These requirements are separate and apart from and in addition to the requirements of federal securities laws with which a shareholder must comply to have a shareholder proposal included in DXP’s Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

We know of no other matters that may come before the Annual Meeting.  However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

The cost of solicitation of proxies in the accompanying form will be paid by DXP. In addition to solicitation by use of the mails, certain directors, officers or employees, who will not receive any additional compensation for the solicitation of proxies, may solicit the return of proxies by telephone, facsimile or personal interview.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS – COMMON STOCK
June 18, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Common Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Friday, June 18, 2010, at 9:00 a.m., Central Daylight Time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to Mac McConnell, 7272 Pinemont Drive, Houston, Texas 77040.

(continued and to be signed on other side)

(1) ELECTION OF DIRECTORS:
FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for election of directors
NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter and Kenneth H. Miller
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.) __________________________________________________

(2)    In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the election of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another Nominee or other nominees to be selected by the Board of Directors.  If any other matter should be presented properly, this proxy will be voted in accordance with the direction of the persons named herein.

Signature of Shareholder(s):	Date: ________________ 2010
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

DXP ENTERPRISES, INC.

PROXY - ANNUAL MEETING OF SHAREHOLDERS – PREFERRED STOCK
June 18, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/233377.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned holder of Preferred Stock of DXP Enterprises, Inc. (“DXP”) hereby appoints David R. Little and Mac McConnell, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Shareholders of DXP to be held on Friday, June 18, 2010, at 9:00 a.m., Central Daylight Time, at the offices of DXP, 7272 Pinemont, Houston, Texas 77040 and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

Please mark, sign, date and return to Mac McConnell, 7272 Pinemont Drive, Houston, Texas 77040.

(continued and to be signed on other side)

(1) ELECTION OF DIRECTORS:
FOR all of the nominees listed below [ ] (except as indicated to the contrary below)	WITHHOLD AUTHORITY [ ] to vote for election of directors
NOMINEES: David R. Little, Cletus Davis, Timothy P. Halter, and Kenneth H. Miller
(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.) __________________________________________________

(2)    In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted FOR the election of the director Nominees named in Item 1, or if any one or more of the nominees becomes unavailable, FOR another Nominee or other nominees to be selected by the Board of Directors.  If any other matter should be presented properly, this proxy will be voted in accordance with the direction of the persons named herein.

Signature of Shareholder(s):	Date: ________________ 2010
Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.